UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): September 16, 2019
EXTRACTION OIL & GAS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or Other Jurisdiction of Incorporation)	001-37907 (Commission File Number)	46-1473923 (IRS Employer Identification No.)
370 17th Street, Suite 5300
Denver, Colorado 80202
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code (720) 557-8300
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01	XOG	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Director
The Board of Directors (the “Board”) of Extraction Oil & Gas, Inc., a Delaware corporation (the “Company”) appointed Audrey Robertson as a member of the Board, effective September 16, 2019. Ms. Robertson has been determined by the Board to be an “independent director” in accordance with Nasdaq Listing Rule 5605(a)(2). Following her appointment to the Board, Ms. Robertson will serve as a member of the Audit Committee of the Board.
As a member of the Board, Ms. Robertson will receive the $80,000 annual retainer previously authorized and approved by the Board for each non-employee director, which amount is prorated for any partial year of service. In addition, in connection with her election, Ms. Robertson will receive 75,000 restricted stock units (“RSUs”) under the Extraction Oil & Gas, Inc. 2016 Long-Term Incentive Plan in connection with her appointment to the Board. The RSUs will vest ratably over three years subject to her continuous service as a director. Upon vesting, each RSU will entitle her to receive one share of the common stock, par value $0.01, of the Company. The foregoing description of this RSU award is not complete and is qualified in its entirety by reference to the full text of the form of Restricted Stock Unit Agreement (for Directors), which is filed as Exhibit 10.1 the Current Report on Form 8-K and incorporated into this Item 5.02 by reference.
A fulsome description of the other compensation Ms. Robertson will receive following her appointment to the Board is contained in the Company’s definitive proxy statement under the section entitled “Director Compensation”, filed by the Company with the Securities and Exchange Commission on April 5, 2019.
In connection with her appointment to the Board, the Company entered into an Indemnification Agreement (the “Indemnification Agreement”) with Ms. Robertson. The Indemnification Agreement requires the Company to indemnify Ms. Robertson to the fullest extent permitted under Delaware law against liability that may arise by reason of her service to the Company, and to advance certain expenses incurred as a result of any proceeding against her as to which she could be indemnified.
The foregoing description of the Indemnification Agreement is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.
There are no arrangements or understandings between Ms. Robertson and any other person pursuant to which she was selected as a director. There are no transactions in which Ms. Robertson has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Item 7.01    Regulation FD Disclosure.
On September 18, 2019, the Company announced the appointment of Ms. Robertson to the Board. A copy of the press release is furnished herewith as Exhibit 99.1.
The information in Item 7.01 of this Current Report, including the exhibit attached hereto as Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
10.1
Form of Restricted Stock Unit Award Agreement (for Directors) (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-8 (File No. 333-214089) filed with the Commission on October 13, 2016).

10.2	Indemnification Agreement (Audrey Robertson).
99.1	Press Release of Extraction Oil & Gas, Inc. dated September 18, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 18, 2019                    EXTRACTION OIL & GAS, INC.

By: /s/ Tom L Brock
Name: Tom L. Brock
Title: Vice President, Chief Accounting Officer